UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2009

WEIKANG BIO-TECHNOLOGY GROUP COMPANY, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-1365354	26-2816569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 365 Chengde Street, Daowai District, Harbin
Heilongjiang Province, PRC 150020
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (86) 0451-88355530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

WEIKANG BIO-TECHNOLOGY GROUP COMPANY, INC.

CURRENT REPORT ON FORM 8-K

TABLE OF CONTENTS

Item 1.02 Termination of a Material Definitive Agreement
Signatures

This Current Report on Form 8-K is filed by Weikang Bio-Technology Group Company, Inc., a Nevada corporation (the “Registrant”), in connection with the items set forth below.

Item 1.02           Termination of a Material Definitive Agreement

On November 17, 2009, the Registrant announced that a Securities Purchase Agreement, dated August 11, 2009, between the Registrant and ARC China, Inc., and a Registration Rights Agreement, dated August 11, 2009, between the Registrant and ARC, Inc. (collectively referred to “August 11 Agreements”) were cancelled as a result of the termination of the services rendered by ARC China, Inc. and ARC Inc. (collectively referred to “ARC”).  The services under these contracts were never performed and none of the shares or warrants were ever issued.

Information regarding the August 11, 2009 Agreements was fully disclosed on Form 8-K, and copies of the Agreements were filed as exhibits attached to  the current report on Form 8-K filed with Securities and Exchange Commission on August 17, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2009	WEIKANG BIO-TECHNOLOGY GROUP COMPANY, INC.

By: /s/ Yin Wang
Yin Wang
Chief Executive Officer and Chairman of the Board